UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):                August 3, 2006
IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 Fourth Avenue S.W., Calgary, Alberta, Canada	T2P 0H6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                 1-800-567-3776

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          Effective August 3, 2006, the Company’s Restricted Stock Unit Plan and the general form for Restricted Stock Units were amended with respect to Restricted Units granted in 2002, 2003, 2004 and 2005 and with respect to Restricted Stock Units to be granted in 2006 and future years. The general effect of the amendments is to change exercise prices under the Plan from a single day’s closing price to a five-day average, and to change exercise dates under the Plan from December 31 to December 4 with respect to Restricted Stock Units granted in prior years.
          The Restricted Stock Unit Plan is a long-term incentive compensation plan. As amended, each unit granted in 2002, and each unit granted in 2003, 2004 and 2005 to non-residents of Canada, gives the recipient the conditional right to receive from the Company, upon exercise, an amount equal to the average closing price of the Company’s common shares during the five trading days ending on December 4 (or the last trading day prior thereto, if December 4 is not a trading day on the Toronto Stock Exchange) of the calendar year in which the third anniversary of the grant date falls and of the calendar year in which the seventh anniversary of the grant date falls. As amended, each unit granted in 2003, 2004 and 2005 to residents of Canada gives the recipient the conditional right to receive from the Company, upon exercise, an amount equal to the average closing price of the Company’s common shares during the five trading days ending on December 4 (or the last trading day prior thereto, if December 4 is not a trading day on the Toronto Stock Exchange) of the calendar year in which the third anniversary of the grant date falls and the right to receive one common share of the Company on the seventh anniversary of the grant date, or the right to elect to receive the cash payment equal to the average closing price of the Company’s common shares during the five trading days ending on December 4 (or the last trading day prior thereto, if December 4 is not a trading day on the Toronto Stock Exchange) of the calendar year in which the seventh anniversary of the grant date falls. Fifty percent of the units granted in 2002, 2003, 2004 and 2005 will be exercised on December 4 (or the last trading day prior thereto, if December 4 is not a trading day on the Toronto Stock Exchange) of the calendar year in which the third anniversary of the grant falls. Fifty percent of the units granted in 2002, 2003, 2004 and 2005 will be exercised on the seventh anniversary date of the grant date, unless the grantee elects to receive cash, in which case such units will be exercised on December 4 (or the last trading day prior thereto, if December 4 is not a trading day on the Toronto Stock Exchange) of the calendar year in which the seventh anniversary of the grant falls.
          Each unit granted in 2006 and subsequent years will give the recipient the conditional right to receive from the Company, upon exercise, an amount equal to the average closing price of the Company’s common shares during the five trading days ending on the third anniversary of the grant date (or the last trading day prior thereto, if such anniversary date is not a trading day on the Toronto Stock Exchange) and the right to receive one common share of the Company or the right to elect to receive the cash payment equal to the average closing price of the Company’s common shares during the five trading days ending on the seventh anniversary of the grant date (or the last trading day prior thereto, if such anniversary date is not a trading day on the Toronto Stock Exchange). Fifty percent of the units will be exercised on the third anniversary of the grant date, and the remainder will be exercised on the seventh anniversary of the grant date. Units may be awarded annually.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED
Date: August 3, 2006
By:	/s/ Brian Livingston
	Name:	Brian Livingston
	Title:	Vice-President, General Counsel and Corporate Secretary

By:	/s/ Cathryn Walker
	Name:	Cathryn Walker
	Title:	Assistant Secretary